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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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     Filed by a Party other than the Registrant [ ]

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     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Great Western Financial Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[GREAT WESTERN LOGO]

                                                                    May 20, 1997

Dear Great Western Stockholder:

     In just a few weeks -- at a Special Meeting of Stockholders on June
13 -- you will have the opportunity to vote on and approve Great Western's strategic merger with Washington Mutual, one of the premier financial institutions in the United States. With your vote, and the receipt of regulatory approvals which we expect by late June or early July, YOU CAN BE IN A POSITION TO RECEIVE YOUR WASHINGTON MUTUAL SHARES LESS THAN TWO MONTHS FROM NOW. We are confident that Great Western's merger with Washington Mutual is a superior merger, with a superior partner, for superior value -- and we look forward to the upcoming vote.

                   AHMANSON'S BIGGEST FEAR: YOUR VOTE ON THE
                            WASHINGTON MUTUAL MERGER

     H. F. Ahmanson & Company, as you know, opposes the Washington Mutual merger and, instead, wants you to accept Ahmanson shares in exchange for your Great Western stock. In fact, Ahmanson is so anxious to stop the Washington Mutual merger that it has gone to Court to try to prevent you from voting on the merger on June 13. If Ahmanson has its way, the merger vote would be delayed until the end of the summer -- possibly after Labor Day -- and your opportunity to receive your Washington Mutual shares in the merger could be delayed for months!

         AHMANSON'S ACTIONS GIVE RISE TO ONE VERY FUNDAMENTAL QUESTION:
             IF AHMANSON REALLY THINKS IT HAS THE BETTER PROPOSAL,
                   WHY THEN IS IT SO AFRAID TO LET YOU VOTE?

                   VOTE THE GREEN AND GOLD PROXY CARDS TODAY

     On June 13, shortly after the vote on the Washington Mutual merger, Great Western will hold its 1997 Annual Meeting of Stockholders to elect four directors and vote upon several additional proposals. You should be aware that at the Annual Meeting, Ahmanson is trying to elect three of its designees to your Board of Directors, and has proposed five separate amendments to your Company's By-laws -- NOT ONE OF WHICH APPEARS IN AHMANSON'S OWN BY-LAWS.
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     You can support the Washington Mutual merger and oppose Ahmanson, its three nominees and its self-serving tactics by voting BOTH the enclosed GREEN and GOLD proxy cards. We urge you to use:

     - The GREEN proxy card to vote FOR the Washington Mutual merger at the Special Meeting, and

     - The GOLD proxy card to vote FOR the Board's nominees and AGAINST each of the other proposals at the Annual Meeting.

Your support on BOTH proxy cards will help pave the way for prompt completion of the Washington Mutual merger.

                 A GREAT WESTERN/WASHINGTON MUTUAL COMBINATION
                WILL CREATE AN EXCEPTIONAL FINANCIAL INSTITUTION

     During the past week, you should have received detailed information regarding Great Western's Special and Annual Stockholders' Meetings. These materials contain important information about Washington Mutual and our strategic merger to be voted upon at the Special Meeting. We would like to take this opportunity to highlight some important facts about Great Western's merger with Washington Mutual:

     - VALUE.   In the Washington Mutual merger, each Great Western common share would be exchanged for .9 shares of Washington Mutual common stock. Based on closing market prices on May 19, 1997, this represents an implied value of $50.29 per share -- A 73% PREMIUM OVER GREAT WESTERN'S MARKET PRICE AT THE BEGINNING OF THIS YEAR.

     - PERFORMANCE.   WASHINGTON MUTUAL'S TOTAL RETURN TO STOCKHOLDERS HAS BEEN
       MORE THAN 600% IN THE 1990'S (through the end of the first quarter of 1997), which is more than 3 1/2 times Ahmanson's return of 165% during the same period.*

     - DIVIDENDS.   Washington Mutual has a consistent history of dividend
       increases, having increased its dividend over the past seven consecutive quarters and every year since 1990. During the past five years (through
       1996), WASHINGTON MUTUAL HAS INCREASED ITS DIVIDENDS BY AN AVERAGE OF 29% PER YEAR. IN STARK CONTRAST, AHMANSON HAS NOT INCREASED ITS DIVIDEND SINCE 1987.

     - FINANCIAL STRENGTH.   Under commonly used benchmarks of financial
       performance, Washington Mutual has, among other things, A HIGHER LEVEL OF ASSET QUALITY, HIGHER CAPITAL RATIOS, A BETTER EFFICIENCY RATIO AND A HIGHER RATE OF GROWTH IN EARNING ASSETS, LOANS AND DEPOSITS THAN AHMANSON. Your vote in favor of the Washington Mutual merger is a vote to share in a combined company with superior financial strength.

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* Total return to stockholders assumes reinvestment of dividends.
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                              THE END IS IN SIGHT

     The events of the past few months may have appeared turbulent and, at times, downright baffling. You have been barraged with all types of communications which, given the nature of contested transactions, is unlikely to end before the Washington Mutual merger is voted on.

     With your continued support, the end is in sight. By signing, dating and mailing BOTH the GREEN and GOLD proxy cards today, you can help bring the Washington Mutual merger to a prompt and successful conclusion.

                                     * * *

     Your vote is important no matter how many or how few shares you may own. Please sign and date the enclosed GREEN and GOLD proxy cards today and return BOTH of them in the same enclosed postage-prepaid envelope.

     We thank you for your continued support.

                                  Sincerely,

        /s/ JOHN F. MAHER                /s/ JAMES F. MONTGOMERY

        John F. Maher                    James F. Montgomery
        President and Chief              Chairman of the Board
        Executive Officer

                             IMPORTANT INFORMATION

     If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign the GREEN AND GOLD proxy cards with respect to your shares and only after receiving your specific instructions. Please contact the person responsible for your account and give instructions today for the GREEN card to be voted FOR ITEM 1 and the GOLD card to be voted FOR ITEM 1 and AGAINST ITEMS 2-7.

     If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies for both the Special and Annual Meetings:

                         [GEORGESON & COMPANY INC. LOGO]
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

                           TOLL-FREE:   800-223-2064
                      BANKS & BROKERS CALL:   212-440-9800